Exhibit 10.5

, 2005

Federal Services Acquisition Corporation

900 Third Avenue, 33rd Floor

New York, New York  10022

Re:                               Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Federal Services Acquisition Corporation, a Delaware corporation (the “Company”), and CRT Capital Group LLC (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant”).  Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon FSAC Partners, LLC, a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned in the name of and on behalf of FSAC Partners, LLC hereby agrees with the Company as follows:

1.                                       If the Company solicits approval of its stockholders of a Business Combination, FSAC Partners, LLC will vote all Insider Shares and IPO Shares owned by it in accordance with the majority of the votes cast by the Public Stockholders.

2.                                       In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO) (the first to occur of such date, the “Transaction Failure Date”), FSAC Partners, LLC will take all reasonable actions within its power to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”).  FSAC Partners, LLC hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution with respect to its Insider Shares (“Claim”) and hereby waives any Claim FSAC Partners, LLC may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.   FSAC Partners, LLC hereby agrees that the Company shall be entitled to reimbursement from FSAC Partners, LLC for any distribution of the Trust Fund received by FSAC Partners, LLC in respect of such person’s Insider Shares.

3.                                       FSAC Partners, LLC acknowledges and agrees that the Company will not consummate its initial Business Combination with any company which is affiliated with one or more of the Insiders. Without limiting the generality of the foregoing, in no event will the Company seek to acquire as its initial Business Combination any of the portfolio companies in which any private equity funds managed by Joel R. Jacks or Peter M. Schulte have an investment.

4.                                       In order to minimize potential conflicts of interest which may arise from multiple affiliations, FSAC Partners, LLC will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be a stockholder of the Company, subject to any pre-existing fiduciary obligations FSAC Partners, LLC might have.

5.                                       Neither FSAC Partners, LLC nor any of its Affiliates will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that commencing on the effective date of the IPO, CM Equity Management, L.P. (“Related Party”) shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.  FSAC Partners, LLC or any of its Affiliates shall also be entitled to reimbursement from the Company for its or their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.                                       Neither FSAC Partners, LLC nor any of its Affiliates will be entitled to receive, or accept, a finder’s fee or any other compensation in the event FSAC Partners, LLC or any of its Affiliates originates a Business Combination.

7.                                       FSAC Partners, LLC will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with an escrow agent acceptable to the Company.

8.                                       FSAC Partners, LLC agrees to be a stockholder of the Company until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date.  The information furnished to the Company by FSAC Partners, LLC is true and accurate in all respects, does not omit any material information with respect to FSAC Partners, LLC and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  FSAC Partners, LLC’s questionnaires furnished to the Company and the Underwriter and attached hereto as Exhibit A are true and accurate in all respects.  FSAC Partners, LLC represents and warrants that:

(a)                                  FSAC Partners, LLC is not, and its control person are not, subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)                                 FSAC Partners, LLC has never, and its control person have never, been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)                                  FSAC Partners, LLC has never, and its control person have never, been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

9.                                       FSAC Partners, LLC has full right and power, without violating any agreement by which its is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement .

10.                                 As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or otherwise, of an operating business in the federal services or defense industry selected by the Company; (ii) ”Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Public Stockholders” shall mean those persons other than the Insiders that are holders of IPO Shares; (vi) “Target Business” shall mean any operating business in the federal services and defense industries which the Company seeks to acquire in a Business Combination; and (vii) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

FSAC Partners, LLC acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.  The Company and FSAC Partners, LLC acknowledge that the Underwriter is an intended third party beneficiary of the provisions of this letter agreement.  In that regard, the Underwriter shall have the right in its sole discretion, but not the obligation, to enforce the provisions of this letter agreement.  Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on FSAC Partners, LLC and such person’s respective successors, heirs, personal representatives and assigns.  This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall not relieve FSAC Partners, LLC from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Joel R. Jacks
On behalf of FSAC Partners, LLC

Signature

Accepted and agreed:

Federal Services Acquisition Corporation

By:
Name:
Title: